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                                                                 Exhibit 10.74.2
                                                                 ---------------

                            INTERCREDITOR AGREEMENT

          THIS INTERCREDITOR AGREEMENT is entered into as of April 18, 2000, by and among IMPERIAL BANK, a California banking company (the "Bank"), SYNBIOTICS CORPORATION, a California corporation, ("Synbiotics") and KIRKEGAARD & PERRY LABORATORIES, INC. a Maryland corporation ("KPL");

          WHEREAS, Bank has made a loan to Synbiotics in the original principal amount of $10 million pursuant to a Credit Agreement, dated April 12, 2000, between Bank and Synbiotics (the "Credit Agreement"), which loan is secured by certain assets of Synbiotics pursuant to a Commercial Security Agreement, dated April 12, 2000, by and between Bank and Synbiotics (the "Bank Security Agreement");

          WHEREAS, Synbiotics is acquiring certain assets of KPL pursuant to an Asset Purchase Agreement of even date herewith for a purchase price of up to $6,000,000, a portion of which purchase price is evidenced by a Secured Promissory Note, in the original purchase price of $1,000,000 made by Synbiotics and payable to the order of KPL (the "KPL Note") and is secured by certain assets sold by KPL to Synbiotics pursuant to a Security Agreement of even date herewith (the "KPL Security Agreement");

          WHEREAS, the parties desire to enter into this Agreement to set forth certain rights and obligations with respect to each other.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. The parties acknowledge and agree that (a) pursuant to the KPL Security Agreement KPL asserts a first priority perfected security interest in all of the assets forth on Schedule 1 to the KPL Security Agreement (the "KPL Secured Assets") and that (b) Bank asserts a second priority perfected security interest in the KPL Secured Assets.

          2. The parties acknowledge and agree that Bank asserts a first priority security interest in all of the assets of Synbiotics other than the KPL Secured Assets.

          3. KPL acknowledges and agrees that it will not accept any payments under the KPL Note other than the proceeds of the KPL Secured Assets if, and only if, prior to the receipt of any such payment it receives prior written notice ("Notice") of the occurrence of (i) a payment default by Synbiotics under the Credit Agreement for so long as there is an outstanding amount due and payable under the Credit Agreement or (ii) a default other than a payment default by Synbiotics under the Credit Agreement (a "Non-Payment Default") for so long as such Non-Payment Default remains uncured or unwaived, but in no event longer than 180 days from occurrence of such Non-Payment Default.
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          4.  KPL acknowledges and agrees that in the event it receives a payment under the KPL Note other than the proceeds of the KPL Secured Assets after it receives a Notice, it shall promptly remit such payment to Bank for so long as (i) in the event of a payment default by Synbiotics under the Credit Agreement, there is an outstanding amount due and payable under the Credit Agreement or (ii) in the event of a Non-Payment Default, such Non-Payment Default remains uncured or unwaived, but in no event longer than 180 days after the occurrence of such Non-Payment Default. Nothing herein shall be deemed to release, waive, limit, condition or modify any right which KPL may have to the KPL Secured Assets or the proceeds thereof.

          5. Each of KPL and Bank agrees to provide written notice to the other of a payment default under the KPL Note or the Bank Note, respectively, within 5 days after the occurrence of such failure to make such payment when due. Furthermore, Bank shall promptly notify KPL if any default that is the subject of a Notice is cured.

          6. This Agreement shall be governed by and construed in accordance with the laws of the State of California (excluding the conflict rules thereof).

          7. This Agreement may be executed in one or more counterparts which, when taken together, shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first set forth above.

                                 IMPERIAL BANK


                                 By: /s/ Jamie Harney
                                     ----------------
                                 Name: Jamie Harney
                                 Title: Vice President

                                 SYNBIOTICS CORPORATION


                                 By: /s/ Michael Green
                                     -----------------
                                 Name: Michael Green
                                 Title: Vice President - Finance

                                 KIRKEGAARD & PERRY
                                 LABORATORIES, INC.


                                 By: /s/ Albert Perry
                                     ----------------
                                 Name: Albert Perry
                                 Title: President

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